UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2007

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2007, Axesstel, Inc. (“Axesstel”) received a letter (the “Letter”) from the American Stock Exchange (“AMEX”) stating that Axesstel had failed to comply with AMEX procedures regarding the application for listing of additional securities as set forth in Section 301 of the AMEX Company Guide (the “Company Guide”). The Letter was issued pursuant to Section 1009(a)(i) of the Company Guide in connection with issuance of 325,000 shares of Axesstel’s common stock to Centurion Credit Resources, LLC (“Centurion”) pursuant to the Securities Purchase Agreement between Axesstel and Centurion dated October 30, 2007. Axesstel subsequently filed the requisite AMEX application for listing additional securities.

On November 14, 2007, Axesstel issued a press release, in accordance with Company Guide Sections 402 and 1009(j), disclosing receipt of the Letter and its failure to comply with Section 301 of the Company Guide. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 3.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release issued by Axesstel on November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Chief Financial Officer

Date: November 14, 2007